Exhibit 4.9

Date 23 December 2011

CAPITAL PRODUCT PARTNERS L.P.

as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

HSH NORDBANK AG

as Agent and Security Trustee

- and -

HSH NORDBANK AG

as Bookrunner

- and -

HSH NORDBANK AG

as Swap Bank

EIGHTH SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 22 March 2007

(as amended and supplemented by supplemental agreements dated, respectively,

19 September 2007, 11 June 2008, 7 April 2009, 8 April 2009,

2 October 2009, 30 June 2010 and 30 November 2010)

in respect of revolving credit and term loan facilities

of (originally) US$370,000,000 in aggregate

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page

1	INTERPRETATION	1

2	AGREEMENT OF THE CREDITOR PARTIES	2

3	CONDITIONS PRECEDENT	3

4	REPRESENTATIONS AND WARRANTIES	4

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	4

6	FURTHER ASSURANCES	6

7	FEES AND EXPENSES	6

8	COMMUNICATIONS	7

9	SUPPLEMENTAL	7

10	LAW AND JURISDICTION	7

SCHEDULE LENDERS		8

EXECUTION PAGES		9

THIS AGREEMENT is made on 23 December 2011

BETWEEN

(1)	CAPITAL PRODUCT PARTNERS L.P. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Agent;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Bookrunner; and

(6)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany as Swap Bank.

BACKGROUND

(A)	By a loan agreement dated 22 March 2007 (as amended and supplemented by supplemental agreements dated, respectively, 19 September 2007, 11 June 2008, 7 April 2009, 8 April 2009, 2 October 2009, 30 June 2010 and 30 November 2010, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Bookrunner and (vi) the Swap Bank, the Lenders agreed to make available to the Borrower revolving credit and term loan facilities in an amount of (originally) US$370,000,000 in aggregate of which an amount of US$366,500,000 is on the date hereof outstanding by way of principal.

(B)	The Borrower has requested that the Lenders agree to:

(i)	the addition of Amoureux Carriers Corp. as a Security Party for the purposes of the Loan Agreement; and

(ii)	the granting and/or registration of certain security over and/or in respect of m.t. “AMOUREUX” owned by Amoureux Carriers Corp. in favour of the Security Trustee.

(C)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to the Borrower’s requests and to carry out the consequential amendments to the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Amoureux Carriers” means Amoureux Carriers Corp., a corporation incorporated and existing in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

“AMOUREUX” means the 2008-built chemical oil double hull product tanker of approximately 150,000 deadweight tons registered in the ownership of Amoureux Carriers under the Liberian flag with the name “AMOUREUX”;

“Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied;

“New Charterparty Assignment” means, in respect of any Charterparty for “AMOUREUX”, a first priority assignment thereof executed or to be executed by Amoureux Carriers in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Earnings Account” means an account opened or to be opened in the name of Amoureux Carriers with the Agent in Hamburg designated “Amoureux Carriers Corp. - Earnings Account”, or any other account (with that or another office of the Agent) which is designated by the Agent as the Earnings Account for “AMOUREUX” for the purposes of the Loan Agreement;

“New Earnings Account Pledge” means the first priority pledge of the New Earnings Account to be executed by Amoureux Carriers in favour of the Lenders in such form as the Lenders may approve or require;

“New Finance Documents” means, together, the New Guarantee, the New Mortgage, the New General Assignment, any New Charterparty Assignment, the New Manager’s Undertaking and the New Earnings Account Pledge and, in the singular, means any of them;

“New General Assignment” means a first priority general assignment of the Earnings, Insurances and Requisition Compensation in respect of “AMOUREUX” executed or to be executed by Amoureux Carriers in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Guarantee” means the guarantee of the obligations of the Borrower under the Loan Agreement and the other Finance Documents executed or to be executed by Amoureux Carriers in favour of the Security Trustee in such form as the Lenders may approve or require;

“New Manager’s Undertaking” means a letter of undertaking executed or to be executed by the Approved Manager in favour of the Security Trustee in the terms required by the Security Trustee agreeing certain matters in relation to the Approved Manager serving as the manager of “AMOUREUX” and subordinating the rights of the Approved Manager against “AMOUREUX” and Amoureux Carriers to the rights of the Creditor Parties under the Finance Documents, in such form as the Lenders, may approve or require; and

“New Mortgage” means the first preferred Liberian mortgage on “AMOUREUX” executed or to be executed by Amoureux Carriers in favour of the Security Trustee in such form as the Lenders may approve or require.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement to the:

(a)	addition of Amoureux Carriers as a Security Party for the purposes of the Loan Agreement; and

(b)	granting and/or registration of certain security by Amoureux Carriers or, as the case may be, security over “AMOUREUX” (constituted by the relevant New Finance Documents) in favour of the Security Trustee.

2.2	Agreement of the Creditor Parties. The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent. The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 3, Part A to the Loan Agreement in relation to the Borrower in connection with the execution of this Agreement, updated with appropriate modifications to refer to this Agreement;

(b)	a certificate of an officer of Amoureux Carriers confirming the names of all its directors and shareholders and having attached thereto true and complete copies of its incorporation and constitutional documents;

(c)	true and complete copies of the resolutions passed at separate meetings of the directors and shareholders of Amoureux Carriers authorising and approving the execution of each New Finance Document to which it is a party and authorising its directors or other representatives to execute the same on its behalf;

(d)	the original of any power of attorney issued by Amoureux Carriers pursuant to such resolutions aforesaid;

(e)	a duly executed original of this Agreement duly executed by the parties to it;

(f)	evidence that “AMOUREUX” is:

(i)	registered in the name of Amoureux Carriers under the laws and flag of the Republic of Liberia; and

(ii)	insured in accordance with the relevant provisions of the Loan Agreement and/or the relevant New Mortgage and all requirements thereof in respect of such insurances have been fulfilled;

(g)	each New Finance Document has been duly executed by Amoureux Carriers or, as the case may be, the Approved Manager together with evidence that:

(i)	the New Mortgage has been registered against “AMOUREUX” with first priority in accordance with the laws of the Republic of Liberia;

(ii)	all notices required to be served under the relevant New General Assignment and any New Charterparty Assignment to which Amoureux Carriers is a party have been served and acknowledged in the manner therein provided; and

(iii)	save for the Security Interests created by or pursuant to the New Mortgage, the New General Assignment and any Charterparty Assignment, there are no Security Interests of any kind whatsoever on “AMOUREUX” or its Earnings, Insurances or Requisition Compensation;

(h)	a certified true copy of any Charterparty entered into in respect of “AMOUREUX” duly signed by the parties thereto;

(i)	evidence that the New Earnings Account has been opened and all mandate forms and all, documentation required by each Creditor Party in relation to Amoureux Carriers pursuant to that Creditor Party’s “know your customer” requirements have been received;

(j)	a true and complete copy of the management agreement in respect of “AMOUREUX”;

(k)	evidence that Amoureux Carriers is a direct or indirect wholly-owned subsidiary of the Borrower;

(l)	copies of ISM DOC, SMC and the International Ship Security Certificate under the ISPS Code in respect of “AMOUREUX”;

(m)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(n)	such legal opinions as the Agent may require in respect of the matters contained in this Agreement and the New Finance Documents; and

(o)	evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Agreement and the New Finance Documents.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2	Repetition of Finance Document representations and warranties. The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by inserting in clause 1.1 thereof the definitions of “Amoureux Carriers” and “AMOUREUX” set out in Clause 1.2;

(b)	by adding the word ““AMOUREUX”, ” after the words “Existing Ships, ” in the second line of the definition of “Ships” in clause 1.1 thereof;

(c)	by deleting the definition of “Owner” in clause 1.1 thereof in its entirety and replacing it with the following new definition:

““Owner” means, in relation to:

(a)	“AGAMEMNON II”, Mango;

(b)	“AGISILAOS”, Polarwind;

(c)	“AIOLOS”, Tempest;

(d)	“AKERAIOS”, Laredo;

(e)	“AKTORAS”, Centurion;

(f)	“ALEXANDROS II”, Sorrel;

(g)	“ALKIVIADIS”, Adrian;

(h)	“AMOUREUX”, Amoureux Carriers;

(i)	“ANEMOS I”, Splendor;

(j)	“APOSTOLOS”, Lorenzo;

(k)	“ARIONAS”, Carnation;

(l)	“ARISTOFANIS”, Forbes;

(m)	“ATLANTAS”, Shipping Rider;

(n)	“ATTIKOS”, Ross;

(o)	“AVAX”, Apollonas;

(p)	“AXIOS”, Iraklitos; and

(q)	“AYRTON II”, Navarro; and

(r)	“INSURGENTES”, Canvey,

and, in the plural, means all of them;”;

(d)	by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this Agreement and as the same may from time to time be further supplemented and/or amended”; and

(e)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2	Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	EXPENSES

7.1	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1	General. The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE

LENDERS

Lender	Lending Office

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +49 40 33 33 34118

Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348

Deutsche Schiffsbank AG	Domshof 17 D-28195 Bremen Fax No: +49 421 3609293

National Bank of Greece S.A.	Bouboulinas 2 & Akti Miaouli 185 35 Piraeus Fax No: +30 210 414 4120

BNP Paribas S.A.	94 Vassilisis Sofias & 1 Kerassountos Street 115 28 Athens Greece

EXECUTION PAGES

BORROWER

SIGNED by	)
for and on behalf of	)
CAPITAL PRODUCT PARTNERS L.P.	)

LENDERS

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SIGNED by	)
for and on behalf of	)
ALPHA BANK A.E.	)

SIGNED by	)
for and on behalf of	)
DEUTSCHE SCHIFFSBANK AG	)

SIGNED by	)
for and on behalf of	)
NATIONAL BANK OF GREECE S.A.	)

SIGNED by	)
for and on behalf of	)
BNP PARIBAS S.A.	)

SWAP BANK

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

BOOKRUNNER

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

AGENT

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
HSH NORDBANK AG	)

Witness to all the	)
above signatures	)

Name:
Address:

COUNTERSIGNED this 23rd day of December 2011 for and on behalf of the following Security Parties each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Eighth Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

for and on behalf of	for and on behalf of
APOLLONAS SHIPPING COMPANY	NAVARRO INTERNATIONAL S.A.

for and on behalf of	for and on behalf of
CARNATION SHIPPING COMPANY	CENTURION NAVIGATION LIMITED

for and on behalf of	for and on behalf of
IRAKLITOS SHIPPING COMPANY	POLARWIND MARITIME .S.A.

for and on behalf of	for and on behalf of
SHIPPING RIDER CO.	TEMPEST MARINE INC.

for and on behalf of	for and on behalf of
ROSS SHIPMANAGEMENT CO.	LAREDO MARITIME INC.

for and on behalf of	for and on behalf of
LORENZO SHIPMANAGEMENT INC.	SPLENDOR SHIPHOLDING S.A.

for and on behalf of	for and on behalf of
MANGO FINANCE CORP.	SORREL SHIPMANAGEMENT INC.

for and on behalf of	for and on behalf of
ADRIAN SHIPHOLDING INC.	FORBES MARITIME CO.

for and on behalf of
CANVEY SHIPMANAGEMENT CO.